UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): November 19, 2004

RUBY TUESDAY, INC.
(Exact Name of Registrant as Specified in Charter)

Georgia	1-12454	63-0475239
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 West Church Avenue Maryville, Tennessee 37801 (Address of Principal Executive Offices)

(865) 379-5700 (Registrant’s Telephone Number, Including Area Code)

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instructions A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

        On November 19, 2004, Ruby Tuesday, Inc., a Georgia corporation (the “Registrant”), entered into a five-year revolving credit agreement (“Credit Facility”) under which the Registrant may borrow up to $200 million with the option to increase the Credit Facility by $100 million to a total of $300 million. The Credit Facility amended and restated a previous five-year facility that was set to expire in October 2005. The Credit Facility was obtained for general corporate purposes. Bank of America, N.A., will serve as Administrative Agent, Issuing Bank, and Swingline Lender under the Credit Facility.

        The terms of the Credit Facility provide for a $20 million swingline subcommitment and a $40 million letter of credit subcommitment. The interest rate charged on borrowings can vary depending on the interest rate option we choose to utilize. The Registrant’s options for the rate include the Base Rate or an adjusted LIBO Rate plus an applicable margin. The Base Rate is defined to be the higher of the Bank of America’s prime rate or the Federal Funds Rate plus 0.5%. The applicable margin for the Base Rate loans is a percentage ranging from zero to 0.25%. The applicable margin for the LIBO Rate based option is a percentage ranging from 0.625% to 1.25%. The Credit Facility contains financial covenants relating to the maintenance of leverage and fixed charged coverage ratios. These covenants, as well as the conditions to each borrowing, are substantially similar to those contained in the previous facility.

        The Registrant drew down $75.0 million under the Credit Facility to repay borrowings outstanding under the previous facility. Fees and expenses incurred in connection with the refinancing were paid from cash on hand. Additionally, new letters of credit totaling $12.1 million were obtained to replace those outstanding under the previous facility.

        Also, on November 19, 2004, the Registrant amended and restated its October 11, 2000 Loan and Facility Agreement and Guaranty. This restatement conformed the covenants in this agreement to the covenants contained in the Credit Facility discussed above.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

        The information described above under “Item 1.01. Entry into a Material Definitive Agreement” is hereby incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

          (c) Exhibits.

EXHIBIT	DESCRIPTION
10.1	Amended and Restated Revolving Credit Agreement, dated as of November 19, 2004, by and among
Ruby Tuesday, Inc., the Lenders, and Bank of America, N.A., as Administrative Agent, Issuing Bank, and Swingline Lender.
10.2	Amended and Restated Loan Facility Agreement and Guaranty, dated as of November 19, 2004, by and among Ruby Tuesday, Inc., and Bank of America, N.A., as Servicer, AmSouth Bank, as Documentation Agent, SunTrust Bank, as Co-Syndication Agent, and Wachovia Bank, N.A., as Co-Syndication Agent.

      SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ruby Tuesday, Inc. (Registrant)
By: /s/ Marguerite N. Duffy Marguerite N. Duffy Senior Vice President and Chief Financial Officer

Date: November 23, 2004